Exhibit 10.38

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

LUNA INNOVATIONS INCORPORATED

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2011

Objective:

Every member of the Senior Management team shares in Luna’s vision to bring together the best ideas and people, to be a leading technology development and commercialization company. Through collaboration and hard work, the Senior Management Team ensures Luna Innovations continues its forward progress to the next level. Every member plays a significant part in Luna’s on-going technological advances and financial success. In recognition of the impact the Senior Management team has on the achievement of the fiscal year business plan, the Board of Directors has approved the Senior Management Incentive Compensation Plan for 2011.

Eligible Participants:

CEO, Chief Financial Officer, Chief Commercialization Officer, Chief Technology Officer, [* * *]. Others as may be added from time to time with prior approval of the CEO or Compensation Committee, as appropriate. The initial participants and their respective target percentage award are listed on Attachment A.

Metrics and Awards:

The 2011 plan is structured as a percentage of each participant’s annual salary on December 31, 2011, and is triggered only if the company has a net loss to common shareholders better than [* * *] for the year. After the trigger is achieved, a bonus award is determined for each target if at least the identified minimum value of the performance metric is achieved. The award is calculated based on the participant’s overall target with component weights, which may vary by participant, as indicated on Attachment B. For performance values falling between the minimum and target values or between the target and maximum values, award amounts will be interpolated pro-rata.

Payment:

Bonus awards under this plan will be paid annually following the completion of the independent audit of the company’s financial statements. Payment of amounts earned may be made in cash or in common stock of the Company, as follows.

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

If the company’s cash balance at the end of 2011 exceeds [* * *], then the bonuses earned are payable in cash. Plan participants may elect to receive all or a portion of their award in common stock in lieu of cash at a ratio approved by the Compensation Committee.

If the company’s cash balance at the end of 2011 is less than [* * *], then the Company may elect to pay up to 50% of the award in Luna Innovations common stock, subject to final approval of the Compensation Committee. If some of the amount is to be paid in stock, the number of restricted shares to be received in lieu of cash will be the quotient of (a) the amount of cash bonus foregone by the participant divided by (b) the closing price of the Company’s common stock as reported by the NASDAQ Global Market (or other principal exchange for the Company’s common stock) on the first trading day of the trading window (as defined in the Company’s Insider Trading Compliance Policy) open as of or opening following the date on which the Compensation Committee approves the final calculation and determination of bonus payments to be disbursed to each participant under this plan.

The Company and its Board of Directors shall use commercially reasonable efforts to provide that any payment to be made pursuant to this 2011 plan shall be disbursed within two-and-one-half months following December 31, 2011 but in any event shall be disbursed by June 30, 2012.

Approvals:

/s/ Dale E. Messick
Interim President and Chief Operating Officer

/s/ Warner N. Dalhouse
Chairman, Compensation Committee

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Attachment A

Luna Innovations

Initial Participants in 2011 Senior Mgmt Incentive Comp

	Current Salary*	Target as % of Salary
CEO	TBD	50%
Dale Messick	$205,000	50%
Scott Graeff	$197,000	50%
Mark Froggatt	$197,000	50%
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

*	Salary in effect upon adoption of plan. Does not take into account any changes in salary that may be approved during 2011.

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Attachment B

	Component Weight	Threshold	[* * *]% Min	100% Target	[* * *]% Max

Components:
Net Loss	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
Adjusted EBITDA	[* * *]		[* * *]	[* * *]	[* * *]
Net Cash Flow, excluding debt or equity financing transactions	[* * *]		[* * *]	[* * *]	[* * *]
Total Revenue	[* * *]		[* * *]	[* * *]	[* * *]
TDD Revenue	[* * *]		[* * *]	[* * *]	[* * *]
SCC Revenue	[* * *]		[* * *]	[* * *]	[* * *]
Product & License Revenue	[* * *]		[* * *]	[* * *]	[* * *]
Employee Voluntary Turnover	[* * *]		[* * *]	[* * *]	[* * *]
Individual Qualitative Objectives	[* * *]

100.0%

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.